Exhibit 99.2

CERTIFICATE OF CONVERSION
PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion is being duly executed and filed by Viper Energy Partners LP, a Delaware limited partnership (the “Limited Partnership”), to convert the Limited Partnership to Viper Energy, Inc., a Delaware corporation (the “Corporation”), under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) and the Delaware General Corporation Law (8 Del. C. § 101, et seq.) (the “DGCL”).

The Limited Partnership was first formed on February 27, 2014 under the laws of the State of Delaware as a limited partnership.

The name and type of entity of the Limited Partnership immediately prior to filing this Certificate of Conversion is Viper Energy Partners LP, a Delaware limited partnership.

The name of the Corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b)(2) of the DGCL is Viper Energy, Inc.

The Limited Partnership adopted a plan of conversion in accordance with Section 265(k) of the DGCL, and all provisions of such plan of conversion were approved prior to the effectiveness of this Certificate of Conversion in accordance with all law applicable to the Limited Partnership, including any approval required under such applicable law for the authorization of the type of corporate action specified in such plan of conversion.

This Certificate of Conversion (and the conversion of the Limited Partnership to the Corporation) shall be effective at 12:01 AM (Eastern Time) on November 13, 2023.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on November 2, 2023.

VIPER ENERGY PARTNERS LP

By: Viper Energy Partners GP LLC, its general partner

By:	/s/ P. Matt Zmigrosky
Name: P. Matt Zmigrosky
Title: Executive Vice President, Secretary and General Counsel

[Signature Page to Certificate of Conversion]